Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
    Sciele Pharma, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-132077) and Form S-8 (No. 333-117943, 333-108451, 333-89624, 333-40856, 333-39106 and 333-129712) of Sciele Pharma, Inc. (formerly First Horizon Pharmaceutical Corporation) of our reports dated February 22, 2007 relating to the consolidated financial statements and financial statement schedules and the effectiveness of Sciele Pharma, Inc.’s (formerly First Horizon Pharmaceutical Corporation) internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia
February 27, 2007